Exhibit 10.7

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT


          THIS AGREEMENT, made this 2nd day of August, 1999, by and between ASA INTERPRO SMARTTIME LLC, a Delaware limited liability company (herein "SMLLC" or "SMARTTIME LLC"), and INTERPRO EXPENSE SYSTEMS, INC., a Delaware corporation ("INTERPRO").

                              W I T N E S S E T H:

          WHEREAS, SMLLC, INTERPRO and ASA INTERNATIONAL LTD. ("ASA") are parties to an Option to Purchase Agreement dated of even date herewith (the "Option Agreement"), pursuant to which SMLLC has granted to INTERPRO an option to purchase all of the assets of SMLLC; and

          WHEREAS, during the term of the Option Agreement SMLLC and INTERPRO desire that INTERPRO conduct the Business (as defined in the Option Agreement); and

          WHEREAS, to facilitate the conduct of the Business by INTERPRO during the term of the Option Agreement, SMLLC and INTERPRO desire to enter into this License Agreement in which SMLLC grants to INTERPRO a license for the use of SMLLC's Intellectual Property (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, IT IS AGREED:

          1. INTELLECTUAL PROPERTY. "Intellectual Property" shall mean (a) all of SMLLC's right, title and interest in and to (i) the software previously developed and sold by ASA and commonly referred to as "SmartTime Software", including all released and unreleased source code and object code versions thereof, all work in process related thereto, and all related documentation and development notes (the "Software"), and (ii) except for the Customer Intangibles, as defined in the Customer Intangibles License Agreement by and between SMLLC and INTERPRO of even date herewith, all other intellectual property and intellectual property rights owned by SMLLC including databases, market information, research and development, patents, patent applications, copyrights, copyright registration applications, trademarks and service marks and related applications and goodwill, trade names, trade secrets, proprietary information, technology rights and licenses, proprietary rights and processes, know-how, research and development in progress, and any and all other intellectual property including, without limitation, all things authored, discovered, developed, made, perfected, improved, designed, engineered, devised, acquired, produced, conceived or first reduced to practice by SMLLC whether tangible or intangible, in any stage of development, including without limitation enhancements, designs, technology, improvements, inventions, works of authorship, formulas, processes, routines, subroutines, techniques, concepts, object code, flow charts, diagrams, coding sheets, source code, listings and annotations, programmers' notes, information, work papers, work product and other materials of any types whatsoever, and all rights of any kind in or to any of the foregoing; and (b) all improvements to the foregoing or additions to the foregoing made or acquired during the term of this Agreement, whether by SMLLC or INTERPRO.

          2. GRANT OF LICENSE. SMLLC hereby grants to INTERPRO and INTERPRO hereby accepts upon the terms and conditions hereinafter set forth, an exclusive, royalty-free, worldwide right and license (the "License"), under all of SMLLC's rights in and to the Intellectual Property, (a) to use, reproduce, distribute, publicly perform, display and sell the Intellectual Property, and
(b) to make, have made, use, sell, offer for sale and import any product and practice any process, subject, however, to the terms and provisions of this Agreement. The License hereunder includes the right to grant sublicenses. During the term of the License, SMLLC shall not use or grant to any other party the right to use the Intellectual Property for any purpose and SMLLC shall keep confidential all of the information contained in the Intellectual Property.

          3. TERM. The term of this Agreement shall commence on the date of the execution of this Agreement and shall continue until August 31, 2000, unless this Agreement is terminated pursuant to Section 7.

          4. LICENSE FEE. Upon execution of this Agreement, INTERPRO shall pay SMLLC a non-refundable license fee for use of the Intellectual Property during the term of this Agreement in the amount of Five Hundred Thousand Dollars ($500,000) by wire transfer of immediately available funds.

          5. OWNERSHIP. During the term of this Agreement, all Intellectual Property shall remain the property of SMLLC.

          6. PROTECTION OF THE INTELLECTUAL PROPERTY. Subject to Section 2, the parties agree that, during the term of this Agreement, each shall take all such steps as may be necessary or reasonable to safeguard the confidentiality of the Intellectual Property and shall not disclose any of the foregoing to any third party, except for purposes consistent with this Agreement.

          7. TERMINATION. This Agreement, and the License granted hereby, will terminate upon the earlier of (i) August 31, 2000 or (ii) the date on which INTERPRO exercises its option to purchase the assets of SMLLC pursuant to the Option Agreement.

          8. WARRANTY. SMLLC represents and warrants to INTERPRO that at all times during the term of this Agreement (a) SMLLC has the full right, power and authority to enter into this Agreement and fully perform its obligations hereunder, and (b) SMLLC owns exclusively all right, title and interest in and to the Intellectual Property, except as set forth in the Purchase Agreement (as defined in the Option Agreement).

          9. ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party.

          10. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

          11. NOTICES. Any notice to be given hereunder shall be deemed sufficient if in writing and delivered in accordance with the notice provisions of the Option Agreement.

          12. SEVERABILITY. In the event that any provisions shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and that any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.

          13. ENTIRE AGREEMENT. This Agreement and the schedules attached hereto constitute the entire agreement between the parties hereto and supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof.

          14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          15. HEADINGS. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          16. RELATIONSHIP. Nothing in this Agreement is intended to or shall
(i) establish any agency, partnership or joint venture relationship between the parties hereto; or (ii) except as otherwise specifically provided, confer on any person other than the parties, or their authorized assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          17. DISPUTE RESOLUTION. Any dispute between the parties arising out of or related to this Agreement shall be settled by arbitration in accordance with the provisions of the Purchase Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives.


                                   SMARTTIME LLC


                                   By: /S/ ALFRED C. ANGELONE
                                      -------------------------------

                                   INTERPRO EXPENSE SYSTEMS, INC.


                                   By: /S/ ED COMFOLTEY
                                      -------------------------------